POWER OF ATTORNEY

I, Pebbie L. Verdecanna, appoint each of Craig D. Norris, Amy Fliegelman Olli and Catherine G. Dunwoodie as my attorney-in-fact to:

(1) execute on my behalf, in my capacity as an officer or director of VMware,
Inc. (the "Company"), Forms 144 in accordance with Rule 144 of the Securities
Act of 1933 and Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder (collectively, the
"Forms");

(2) prepare, execute on my behalf, and submit to the U.S. Securities and
Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling any such attorney-in-fact to make electronic filings with the SEC of the Forms;

(3) perform on my behalf any act necessary or desirable to complete and execute any Form, complete and execute any amendment to a Form and timely file the Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action related to the Forms that, in his or her opinion, may benefit me or may be legally required of me.

Each attorney-in-fact has the power and authority to appoint a substitute attorney-in-fact, revoke that appointment and determine the form, terms and conditions of any document executed by him or her. I acknowledge that none of the attorneys-in-fact or the Company are assuming any of my responsibilities to comply with Rule 144 of the Securities Act of 1933 or Section 16 of the
Securities Exchange Act of 1934. By signing this Power of Attorney, I am ratifying and confirming all actions lawfully taken by an attorney-in-fact in the performance of his or her duties under this Power of Attorney.

As of the date below, any and all prior powers of attorney executed by me related to the Forms are hereby revoked and superseded by this Power of
Attorney. This Power of Attorney will remain effective until I am no longer required to file Forms related to my holdings of Company securities, unless I earlier deliver a signed revocation notice to the Company's general counsel. If an attorney-in-fact terminates employment with the Company, this Power of
Attorney will be deemed revoked with respect to the departing attorney-in-fact and will remain effective with respect to each other attorney-in-fact remaining employed by the Company until terminated pursuant to the preceding sentence.

I have signed this Power of Attorney on April 28, 2022.

By: /s/ Pebbie L. Verdecanna
_________________
Pebbie L. Verdecanna